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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.2

              THIS SECURED PIK NOTE WAS ORIGINALLY ISSUED ON APRIL
                 29, 2002 AND HAS NOT BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED.

                             NEENAH FOUNDRY COMPANY
                                SECURED PIK NOTE

April 29, 2002                                                     $9,900,000.00

                  FOR VALUE RECEIVED, the undersigned, NEENAH FOUNDRY COMPANY, a Wisconsin corporation (the "Company"), hereby promises to pay to the order of CITICORP VENTURE CAPITAL, LTD., a New York corporation (the "Holder"), on the date specified herein, the principal amount of NINE MILLION NINE HUNDRED THOUSAND DOLLARS ($9,900,000.00), to the extent not paid on or prior to the Maturity Date (such unpaid principal amount at any time being the "Principal Amount"), together with interest thereon calculated from the date hereof in accordance with the provisions of this Secured PIK Note (the unpaid amount of any such accrued interest at any time being the "Interest Amount" and the sum of the Principal Amount and the Interest Amount at any time being the "Total Amount").

                  This Secured PIK Note is issued pursuant to a Secured PIK Note Purchase Agreement, dated as of April 29, 2002, by and among the Company, NFC Castings, Inc., and the Holder (as amended, restated or modified from time to time, the "Purchase Agreement"). This Secured PIK Note is the "Secured PIK Note" referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the Holder of this Secured PIK Note and all provisions of the Purchase Agreement are incorporated herein by reference in full. The obligations evidenced by this Secured PIK Note are subject to the terms and conditions of the Intercreditor Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

                  1. PAYMENTS.

                  (a) Scheduled Payment. The Company shall pay the Total Amount to the Holder on December 31, 2005 (the "Maturity Date").

                  (b) Financing Fee. On the Maturity Date, the Company shall pay to the Holder a nonrefundable financing fee in the amount of $99,000 plus accrued and unpaid interest thereon (the "Financing Fee"). The Financing Fee shall bear interest from the date hereof through the Maturity Date, calculated in accordance with Section 2 hereof. The Financing Fee (together with all accrued interest thereon) shall be nonrefundable under all circumstances.

                  (c) Optional Prepayments. Subject to the terms and conditions of the Intercreditor Agreement and the Senior Credit Agreement, the Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the Total Amount, together with accrued and unpaid interest thereon (calculated in accordance with Section 2 hereof). A prepayment of less than all of the Total Amount shall not relieve the Company of its obligation to repay the Indebtedness evidenced by this Secured PIK Note on the Maturity Date. Amounts of this Secured PIK Note so prepaid may not be reborrowed.

                  (d) Manner and Time of Payment. All payments by the Company hereunder and under the Purchase Agreement of principal, interest, fees and expenses shall be made without defense, set off, or counterclaim in the lawful money of the United States of America in same day funds and delivered, subject to the provisions of the Intercreditor Agreement, to the Holder not later than 2:00 P.M.


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(New York time) on the date due at 399 Park Avenue, 14th Floor, New York, New
York, or such other place designated in writing by the Holder and delivered to the Company, for the account of the Holder. Funds received by the Holder after such time shall be deemed to have been paid by the Company on the next succeeding Business Day.

                  (e) Payments on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                  (f) Application of Payments. Any amount paid to the Holder by the Company in respect of this Secured PIK Note will be applied first, to reduce the Interest Amount, and second, to reduce the Principal Amount.

                  2. INTEREST.

                  (a) Rate of Interest. Except as provided in Section 2(c) below, all obligations evidenced by this Secured PIK Note shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate equal to 14.0% per annum.

                  (b) Interest Payments. Interest shall be payable with respect to the obligations evidenced by this Secured PIK Note, in arrears on and to each Interest Payment Date commencing on the Initial Interest Payment Date, and upon any prepayment of this Secured PIK Note (to the extent of accrued interest on the Principal Amount so prepaid), and at maturity of this Secured PIK Note. On any Interest Payment Date after the date hereof, the Company shall pay the unpaid accrued interest with respect to the Obligations evidenced by this Secured PIK Interest Note and due on any such Interest Payment Date in cash, unless such cash interest payment is prohibited by the terms and conditions of the Intercreditor Agreement or the Senior Credit Agreement, whereupon the Company shall make such interest payment by adding such unpaid accrued interest to the then outstanding Principal Amount.

                  (c) Default Interest. Upon the occurrence and during the continuance of an Event of Default and to the extent permitted by applicable law, the Obligations evidenced by this Secured PIK Note shall bear interest at a rate equal to 16.0% per annum.

                  (d) Computation of Interest. Interest on the Obligations evidenced by this Secured PIK Note shall be computed on the basis of a 360-day year. In computing such interest, the date of this Secured PIK Note shall be included and the date of payment shall be excluded.

                  3. EVENTS OF DEFAULT; REMEDIES. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, the Holder shall be entitled to exercise the remedies set forth in Section 9.1 of the Purchase Agreement.

                  4. AMENDMENT. No amendment, modification, termination or waiver of any provision of this Secured PIK Note, or consent to any departure by the Company therefrom, shall be effective without the written consent of the Holder or if it would conflict with or violate the terms of the Intercreditor Agreement.

                  5. WAIVER. The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Purchase Agreement. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.



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                  6. SECURITY. Payment of the Obligations evidenced by this
Secured PIK Note are secured pursuant to a Security Agreement dated as of April 29, 2002, among the Company, each subsidiary of the Company listed on Schedule I thereto (collectively, the "Subsidiary Guarantors"), the Holder and JPMorgan Chase Bank ("Chase") (as amended, supplemented or otherwise modified from time to time) and is subject to the terms and conditions of the Intercreditor Agreement dated as of April 29, 2002, among the Company, NFC Castings, Inc., the Subsidiary Guarantors, Chase and the Holder (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement").

                  7. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "Initial Interest Payment Date" means June 30, 2002.

                  "Interest Payment Date" means the last day of each Interest Period.

                  "Interest Period" means, initially, the period commencing on the Closing Date and ending on the Initial Interest Payment Date, and, thereafter, each three-month period; provided, that (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; and (ii) no Interest Period shall extend beyond the Maturity Date.

                  "Obligations" means all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

                  "Total Amount" means the unpaid principal amount of this Secured PIK Note.

                  8. GOVERNING LAW. THIS SECURED PIK NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.


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                  IN WITNESS WHEREOF, the Company has executed and delivered this Secured PIK Note as of the date first written above.

                                         NEENAH FOUNDRY COMPANY


                                         By:  _________________________________
                                              Name:
                                              Title: